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                                                                   EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of CoreComm Limited:


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 10, 2000, except for Note 18, for which the date is March 12, 2000, relating to the financial statements of Voyager.net, Inc. which appear in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.


PricewaterhouseCoopers LLP


Grand Rapids, Michigan
October 31, 2000